UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2015

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction

of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) was held on April 16, 2015. The following items of business were presented to the shareholders:

(1) The thirteen directors were elected as proposed in the Proxy Statement dated March 6, 2015 (the “Proxy Statement”), under the caption “Election of Directors” with votes cast as follows:

	Total Vote For Each Director	Total Vote Withheld For Each Director	Total Broker Non-Vote For Each Director
John W. Allison	45,787,185	333,784	15,600,071
C. Randall Sims	45,519,361	601,608	15,600,071
Randy E. Mayor	44,153,359	1,967,610	15,600,071
Milburn Adams	45,978,014	142,955	15,600,071
Robert H. Adcock, Jr.	29,021,506	17,099,463	15,600,071
Richard H. Ashley	45,793,844	327,125	15,600,071
Dale A. Bruns	45,823,918	297,051	15,600,071
Richard A. Buckheim	45,977,956	143,013	15,600,071
Jack E. Engelkes	45,894,721	226,248	15,600,071
Tracy M. French(a)	45,812,602	302,878	15,600,071
James G. Hinkle	45,948,774	172,195	15,600,071
Alex R. Lieblong	41,404,047	4,716,922	15,600,071
Thomas J. Longe	45,923,909	197,060	15,600,071

(a)	A total of 5,489 shares were not voted relative to the election of directors proposal.

(2) The Company’s executive compensation was approved as proposed in the Proxy Statement under the caption “Advisory (Non-binding) Vote Approving Executive Compensation” with votes cast as follows: 45,774,677 votes for, 181,269 votes against, 165,023 votes abstaining and 15,600,071 broker non-votes.

(3) The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified with votes cast as follows: 61,111,125 votes for, 346,722 votes against, 263,193 votes abstaining and no broker non-votes.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 20, 2015	/s/ Brian Davis
Brian Davis
Chief Accounting Officer